CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our reports dated February 5, 1998 on the financial statements and schedules of American Enterprise Life Insurance Company in Pre-Effective Amendment No. 1 to the Registration Statement (Form N-4, No. 333-67595) and related Prospectus for the registration of the American Enterprise Variable Annuity Account to be offered by American Enterprise Life Insurance Company.


/s/ Ernst & Young LLP
Ernst & Young LLP
Minneapolis, Minnesota
February 16, 1999